Exhibit 99.1
SIRIUS XM RADIO CLOSES OFFERING OF $800 MILLION OF
8.75% SENIOR NOTES DUE 2015
Calls for Redemption 9 5/8% Senior Notes due 2013
Repays Senior Secured Term Loan
NEW YORK, March 17, 2010 — SIRIUS XM Radio (NASDAQ: SIRI) announced today that it has closed the sale of $800 million of its 8.75% Senior Notes due 2015. The Notes were priced without a new issuance discount. Consequently, the Notes were issued to investors at 100% of their principal amount.
SIRIUS XM will use the net proceeds from the offering to redeem on April 16, 2010, all of its outstanding $500 million principal amount of 9 5/8% Senior Notes due 2013, CUSIP No. 82966UAK9, at a redemption price of 104.813% plus accrued interest. The Company issued the related notice of redemption to the trustee earlier today, who will notify noteholders of the details of the April 16 redemption.
The balance of the net proceeds from the offering will be used to repay the $244 million of outstanding amounts under the Company’s senior secured term loan due 2012, to pay fees and expenses of the offering and for general corporate purposes.
The Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
This announcement is neither an offer to sell nor a solicitation to buy any of these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
###
About SIRIUS XM Radio
SIRIUS XM Radio is America’s satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.
SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Rosie O’Donnell, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, Bob Edwards, Chris “Mad Dog” Russo, Jimmy Buffett, The Grateful Dead, Willie Nelson, Bob Dylan and Tom Petty. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR® and major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Wal-Mart and independent retailers.
SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general economic conditions; our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and XM’s Annual Report on Form 10-K for the year ended December 31, 2009, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.
G-SIRI
Contact Information for Investors and Financial Media:
Investors:
William Prip
212 584 5289
william.prip@siriusxm.com
Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com
Media:
Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com